Vertex Energy, Inc. 8-K

Exhibit 10.1

SERIES B PREFERRED STOCK

EXCHANGE AGREEMENT

This Series B Preferred Stock Exchange Agreement (this “Agreement”) dated and effective March 1, 2021 (the “Effective Date”), is by and between, Vertex Energy, Inc., a Nevada corporation (the “Company”) and Carrhae & Co FBO Wasatch Micro Cap Value Fund (“Stockholder”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Stockholder currently holds 708,547 shares of the Series B Preferred Stock (the “Preferred Shares”), $0.001 par value per share of the Company (the “Preferred Stock”);

WHEREAS, the Stockholder desires to exchange the Preferred Shares for shares of common stock, $0.001 par value per share of the Company (the “Common Stock”); and

WHEREAS, the Company and Stockholder desire to set forth in writing the terms and conditions of their agreement and understanding concerning exchange of the Preferred Shares for shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency and receipt of, the Parties hereto agree as follows:

1.                  Mutual Representations, Covenants and Warranties of the Parties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

1.1.            Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

1.2.            The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any agreement, contract or understanding to which such Party or its assets are bound or affected;

Vertex Energy, Inc. – Series B Preferred Stock Exchange Agreement

Carrhae & Co FBO Wasatch Micro Cap Value Fund

1.3.            Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity; and

1.4.            All of the Preferred Shares were either acquired by the Stockholder pursuant to the terms of that certain June 19, 2015 Unit Purchase Agreement entered into between the Company and certain investors, including the Stockholder (the “Unit Purchase Agreement”), as payment-in-kind (PIK) dividends issued on shares of Series B Preferred Stock of the Company issued pursuant to such Unit Purchase Agreement, or as PIK dividends in connection therewith.

2.                  Exchange.

2.1.            The Preferred Shares each have a liquidation preference of $3.10 per share (the “Liquidation Preference”).

2.2.            The five-day volume weighted average price of the Company’s Common Stock for the five trading days immediately preceding, and including, the Effective Date, is $1.74 per share (the “VWAP”).

2.3.            In exchange for the Preferred Shares, the Stockholder shall receive that number of shares of Common Stock as equals (a) the Liquidation Preference multiplied by the 708,547 Preferred Shares, divided by the greater of (b) (i) the VWAP, and (ii) $2.00 per share, which totals 1,098,248 shares of Common Stock (the “Exchange Shares” and the “Exchange”).

2.4.            On the Effective Date of this Agreement, the Stockholder shall return the certificate(s) representing all of the Preferred Shares (the “Certificates”) to the Company’s Transfer Agent, with instructions to cancel such Preferred Shares, together with a stock power with any medallion signature guaranty required by the Transfer Agent (as applicable, the “Stock Powers”), and the Stockholder agrees to take such other actions and execute such other documents as may be required by the Company or the Company’s Transfer Agent to perfect the cancellation of the Preferred Shares in connection with the Exchange.

2.5.            Promptly after the receipt and confirmation by the Transfer Agent of the Certificates and Stock Powers and the cancellation of the Preferred Shares, the Company shall issue Stockholder the Exchange Shares due in connection with the Exchange in book-entry form, and provide the Stockholder reasonable evidence thereof (the “Issuance”).

2.6.            Effective as of the Effective Date, the Stockholder hereby contributes, transfers, assigns and conveys to the Company all right, title and interest in and to all of the Preferred Shares, together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto (including, but not limited to the right to dividends thereon), reserving unto such Stockholder no rights or interests therein whatsoever, to have and to hold the same unto the Company and its heirs, legal representatives, successors and assigns, from and after the date hereof to its own proper use forever.

Vertex Energy, Inc. – Series B Preferred Stock Exchange Agreement

Carrhae & Co FBO Wasatch Micro Cap Value Fund

2.7.            Within one business day of the Issuance, and subject to the Stockholder providing the Company’s legal counsel a Rule 144 Representation Letter, in the form of Exhibit A hereto (the “Rep Letter”), and such other information and representations as may be reasonably requested by such legal counsel, and provided that such legal counsel believes that Rule 144 of the Securities Act of 1933, as amended (“Rule 144” and the “Securities Act”) is available for the sale of such Exchange Shares, provided that the Company has confirmed with its legal counsel that its legal counsel has no reason to believe that Rule 144 is not available for the sale of such Exchange Shares, the Company shall instruct its legal counsel to prepare a Rule 144 opinion letter, in its customary form, and to release such Rule 144 opinion letter to the Company’s Transfer Agent, to allow the Stockholder to sell the Exchange Shares pursuant to the requirements of Rule 144.

2.8.            The Exchange shall be deemed a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

3.                  Representations, Warranties, Confirmations and Acknowledgements of Stockholder. Stockholder hereby represents and warrants to the Company, that:

3.1.            The Stockholder is the sole record and beneficial owner of the Preferred Shares and has good and marketable title to all of the Preferred Shares, free and clear of all liens, security interests, claims, charges, equities, pledges, options and encumbrances of any kind. Stockholder has not previously assigned, sold, transferred, encumbered (including, but not limited to, providing anyone an option or other right to purchase such Preferred Shares) the Preferred Shares;

3.2.            Stockholder is an “accredited investor”, as such term is defined in Regulation D of the Securities Act;

3.3.            Stockholder is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that the Stockholder has requested regarding its business plans and prospects;

3.4.            Stockholder will acquire the Exchange Shares for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws;

3.5.            Stockholder acknowledges that the Exchange Shares have not been registered under the Securities Act, nor registered or qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Stockholder’s representations contained herein and in the Rep Letter;

Vertex Energy, Inc. – Series B Preferred Stock Exchange Agreement

Carrhae & Co FBO Wasatch Micro Cap Value Fund

3.6.            Stockholder has such knowledge and experience in financial and business matters that Stockholder is capable of evaluating the merits and risks of the Exchange Shares. Stockholder can bear the economic risk of the Exchange Shares, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Exchange Shares. Stockholder recognizes that the Exchange Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Exchange Shares is registered under the Securities Act or unless an exemption from registration is available. Stockholder has carefully considered and has, to the extent Stockholder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Exchange Shares for its particular tax and financial situation and it and its advisers, if such advisors were deemed necessary, have determined that the Exchange Shares are a suitable investment for it. Stockholder confirms that it has not been offered the Exchange Shares by any form of general solicitation or advertising;

3.7.            Stockholder understands and acknowledges that each certificate or instrument representing the Exchange Shares will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act, or unless an exemption from registration exists in connection therewith (provided that such legend shall promptly be removed in connection with a sale of such Exchange Shares pursuant to Rule 144 in connection with the terms of the legal opinion described above):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3.8.            Prior to the Stockholder’s entry into this Agreement, Stockholder has had an opportunity to review, and has in fact reviewed, (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019; and (ii) the Company’s current reports on Form 8-K and Form 10-Qs as filed with the SEC (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Vertex Energy” in the “Company name” field, and clicking the “Search” button), from January 1, 2020, to the Effective Date, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company. Stockholder acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act; and

Vertex Energy, Inc. – Series B Preferred Stock Exchange Agreement

Carrhae & Co FBO Wasatch Micro Cap Value Fund

3.9.            Including the Exchange Shares, the Stockholder beneficially owns, as such term is defined under the Securities Exchange Act of 1934, as amended, less than 5% of the Company’s outstanding Common Stock (when taking into account the issuance of the Exchange Shares).

4.                  Representations of the Company.

4.1.            The Exchange Shares to be issued by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued by the Company, fully paid and nonassessable shares of the Company.

4.2.            For the purposes of Rule 144, and as a result of the representations of the Stockholder in this Agreement and the Rep Letter, the Company acknowledges that the holding period of the Exchange Shares by virtue of Section 3(a)(9) and Rule 144(d)(3)(ii) under the Securities Act will be deemed to have commenced as of June 24, 2015, the date of the original acquisition by the Stockholder of the Preferred Shares purchased pursuant to the Unit Purchase Agreement, and the Company agrees not to take a position contrary to this Section 4.2. The Company acknowledges that it is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Stockholder pursuant to Rule 144.

5.                  Further Assurances. The Company and Stockholder agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, representations, confirmations or other documents as may be reasonably requested and necessary or appropriate to allow for the transactions contemplated herein, including, but no limited to the Exchange.

6.                  Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

7.                  Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable laws of the United States of America.

8.                  Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Vertex Energy, Inc. – Series B Preferred Stock Exchange Agreement

Carrhae & Co FBO Wasatch Micro Cap Value Fund

9.                  Savings Clause. If any provision of this Agreement is prohibited by law or held to be unenforceable, the remaining provisions hereof shall not be affected, and this Agreement shall continue in full force and effect as if such unenforceable provision had never constituted a part hereof, and the unenforceable provision shall be automatically amended so as best to accomplish the objectives of such unenforceable provision within the limits of applicable law.

10.              Review and Construction of Documents. Stockholder represents to the Company and the Company represents to Stockholder, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

11.              Specific Performance. Without limiting or waiving in any respect any rights or remedies of any party under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

12.              Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Vertex Energy, Inc. – Series B Preferred Stock Exchange Agreement

Carrhae & Co FBO Wasatch Micro Cap Value Fund

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

“Company”

Vertex Energy, Inc.

By:	/s/ Chris Carlson

Its:	Chief Financial Officer

Printed Name:	Chris Carlson

“Stockholder”

Carrhae & Co FBO Wasatch Micro Cap Value Fund

By:	/s/ Daniel Thurber

Its:	General Counsel

Printed Name:	Daniel Thurber

Vertex Energy, Inc. – Series B Preferred Stock Exchange Agreement

Carrhae & Co FBO Wasatch Micro Cap Value Fund